Exhibit 10.13

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE TEMPUS LABS, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO TEMPUS LABS, INC. IF PUBLICLY DISCLOSED.

SUPPLY AGREEMENT

This Supply Agreement (the “Agreement”) is effective as of the date of last signature found below (the “Effective Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA 92122 (“Illumina”) and Tempus Labs, Inc., having a business address at 600 W. Chicago Ave., Ste 510, Chicago, IL 60654, and any of its Affiliates (“Customer”). Customer and Illumina may be referred to herein as “Party” or “Parties.”

I. DEFINITIONS

“Advisors” means, with respect to a Party, its and its Affiliates’ attorneys, accountants, financial advisors, and other similar advisors.

“Affiliate(s)” means with respect to a Party, any entity that, directly or indirectly, controls, is controlled by or is under common control with such Party for so long as such control exists. For purposes of this definition, an entity has control of another entity if it has the direct or indirect ability or power to direct or cause the direction of management policies of such other entity or otherwise direct the affairs of such other entity, whether through ownership of the voting securities of such other entity, by contract or otherwise.

“Application Specific IP” means any and all Illumina Intellectual Property Rights to the extent pertaining to or covering aspects, features, or uses of the Supplied Product that are particular to specific field(s) of use or specific application(s). Application Specific IP excludes all Core IP. By way of non-limiting example, [***] are examples of Application Specific IP.

“Clinical Use” means testing of human samples and specimens with a test in a clinical laboratory, developed by Customer, validated by Customer, and performed by Customer in its own laboratory Facility, which if in the United States would be regulated under the Clinical Laboratory Improvement Amendments (i.e., CLIA), excluding any and all (x) Excluded Uses, (y) IVD Excluded Uses, and (z) [***], provided, however, that nothing in this (z) limits the language of Section 3.1(d). Clinical Use includes performance of clinical trials in cases where the data generated from use of the Supplied Products is used to inform a treatment decision.

“Collection Territory” means the country or countries from which samples and specimens may be collected for testing by Customer, as set forth in Schedule 1.

“Consumable(s)” means reagents and consumable items that are offered for sale under, purchased under, supplied under or otherwise governed by the terms and conditions of this Agreement. The Consumables that may be purchased under this Agreement as of the Effective Date are set forth in Exhibit A, Part 2.

“Contract Year” means the period from February 15th of a given calendar year during the Term through and including February 14th of the immediately following calendar year during the Term.

“Core IP” means any and all Illumina Intellectual Property Rights to the extent pertaining to or covering [***]. To avoid any doubt, and without limitation, Core IP specifically excludes [***].

“Currency Event” means an increase or decrease of more than [***]% over a period of time in the daily exchange rate (www.oanda.com) for the currency used to quote a Supplied Product against the United States Dollar.

“Customer Use” means Research Use, Clinical Use, and IVD Use.

“Documentation” means Illumina’s user manual, package insert, and similar documentation, for the Supplied Product in effect on the date that the Supplied Product ships. Documentation may be provided (including by reference to a website) with the Supplied Product or may be provided electronically by Illumina.

“Effective Date” means the date on which this Agreement has been duly executed by both Parties.

“Excluded Uses” means any and all uses of a Supplied Product that (A) is not in accordance with the Supplied Product’s Specifications or Documentation, (B) requires grants of rights or a license to Application Specific IP, (C) [***], (D) is a re-use of a previously used Consumable except to the extent the Specifications or Documentation for the applicable Consumable expressly states otherwise, (E) is the disassembling, reverse-engineering, reverse-compiling, or reverse-assembling of the Supplied Product, (F) is the separation, extraction, or isolation of components of Consumables or other unauthorized analysis of the Consumables, (G) gains access to or determines the methods of operation of the Supplied Product, (H) is the use of third party On-Hardware Consumables with Hardware (unless the Specifications or Documentation state otherwise), (I) is the improper transfer to a third-party of, or sub-licensing of, Software, or third-party software (including to an Affiliate of Customer), or (J) is the use of the Supplied Products in a facility not owned by, leased by, or otherwise under the contractual control of Customer.

“Existing Hardware” means those Illumina instruments, accessories, or peripherals that Customer purchased from Illumina prior to the Effective Date. In the event of any conflict between the original supply terms for Existing Hardware and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall supersede and govern Customer’s use of the Existing Hardware, subject to Section 8.1 regarding warranty for Existing Hardware.

“Facility” and “Facilities” means one or more facilities owned by, leased by, or otherwise under the contractual control of Customer. As of the Effective Date, the Facilities for purposes of this Agreement are

Tempus Labs, Inc. physical locations at 600 West Chicago, Suite 510, Chicago. IL 60654 and 25 Parmer Way, Suite 300 and Suite 400, Durham, NC 27700;

AKESOgen, Inc. physical location at 3155 Northwoods Place, Peachtree Corners, GA 30071; and

Such other controlled locations Customer may add from time to time by providing written notice to Illumina. For clarity, Customer may add other controlled locations meeting the definition of “Facilities” from time to time by providing notice to Illumina.

“For-Profit Entity” means a for-profit company in the United States that purchases Supplied Products for performing sequencing for liquid biopsy cancer screening or diagnostic tests for clinical oncology purposes, on human samples received from, and delivered to, unaffiliated health care professionals, health care organizations or other laboratories for clinical oncology purposes. A For-Profit Entity excludes governments, government agencies, hospitals, research institutes, academic institutions, non-profits, and Illumina Affiliates (including GRAIL).

“Force Majeure” is defined in Section 13.8.

“General Purpose Product(s)” means all IVD Products other than Test Specific Products (e.g., an instrument that can be used with multiple test specific IVD Consumables).

“GRAIL” means GRAIL, Inc. for so long as it is an Affiliate of Illumina, or any successor to GRAIL, Inc. or any substantial part of the business of GRAIL, Inc. that in either case is Illumina or an Affiliate of Illumina.

“GRAIL Patent Rights” means all rights in patents and patent applications under the laws of any jurisdiction owned or controlled by GRAIL or Affiliates of GRAIL that (a) are owned or controlled by GRAIL or its controlled Affiliates prior to the closing of the Transaction; (b) are a substitution, application, reissue, renewal, reexamination, extension, division, continuation, or continuation-in-part that at any time claims priority from, or shares priority with, any priority or parent applications of the patents and patent applications described in subpart (a); (c) claim inventions made solely by employees of GRAIL or its controlled Affiliates made before or after the closing of such pending acquisition; (d) claim inventions made by a third party (that is not an Affiliate of Illumina) on behalf of GRAIL or its controlled Affiliates made before or after the closing of such pending acquisition; or (e) claim inventions made jointly by employees of GRAIL or its controlled Affiliates and a third party (that is not an Affiliate of Illumina) made before or after the closing of such pending acquisition.

“Grandfathered Pricing” means any pricing (under a quote of duration longer than 30 days) that is operative for Customer for use of the Supplied Products, excluding Specified Supplied Products, on the Effective Date, provided that this pricing is for ongoing, ordinary course purchases of such Supplied Products. Grandfathered Pricing is set forth in Exhibit A – Part 2 of 2.

“Hardware” means instruments, accessories or peripherals that are offered for sale under, purchased under, supplied under or otherwise governed by the terms and conditions of this Agreement, including Existing Hardware. The Hardware that may be purchased under this Agreement as of the Effective Date is set forth in Exhibit A, Part 1.

“Illumina Intellectual Property Rights” means any and all Intellectual Property Rights owned or controlled (including under license) by Illumina or Affiliates of Illumina as of the date the Supplied Product ships. Application Specific IP and Core IP are separate, non-overlapping, subsets within the Illumina Intellectual Property Rights. Illumina Intellectual Property Rights excludes GRAIL Patent Rights.

“Intellectual Property Right(s)” means all rights in patent, copyrights (including rights in computer software), trade secrets, know-how, trademark, service mark and trade dress rights and other industrial or intellectual property rights under the laws of any jurisdiction, whether registered or not and including all applications or rights to apply therefor and registrations thereto.

“IVD Consumable(s)” means Illumina-branded reagents and consumable items labeled by Illumina for human in-vitro diagnostic use that are intended by Illumina to be consumed through the use of, IVD Hardware.

“IVD Excluded Uses” means any use that (a) is not in accordance with the IVD Product’s Specifications or Documentation, (b) requires grants of rights or a license to Illumina Intellectual Property Rights (except to the extent such Illumina Intellectual Property Rights are expressly granted herein with respect a Test Specific Product), (c) [***] or (d) is a use of the IVD Product (or information generated from the use of the IVD Product) that is either prohibited by applicable law or regulation, or contrary to ethical guidelines promulgated by established national and international ethical bodies or is inconsistent with the principles set forth in Illumina’s Human Rights Policy (available at https://www.illumina.com/content/dam/illumina-marketing/documents/company/human-rights-policy.pdf).

“IVD Hardware” means Illumina branded instruments, accessories, or peripherals that are labeled by Seller for human in-vitro diagnostic use.

“IVD Product(s)” means the item(s) acquired hereunder labeled by Illumina for human in-vitro diagnostic use. Products may be IVD Hardware, IVD Consumables, or IVD Software. IVD Software may be embedded in or installed on IVD Hardware or provided separately.

“IVD Software” means Illumina branded software that is labeled by Illumina for human in-vitro diagnostic use and made available on the IVD Hardware acquired hereunder (e.g., IVD Hardware operating software and related installers).

“IVD Use” means use of Test Specific Products only for the specific intended use set forth in the Test Specific Product’s Documentation, and (B) use of General Purpose Products only for the specific intended use set forth in the General Purpose Product’s Documentation, in each of the preceding (A) and (B), only in Customer’s Facility, specifically excluding IVD Excluded Uses.

“Law” means all statutes, statutory instruments, regulations, ordinances, or legislation to which a Party is subject; common law and the law of equity as applicable to a Party; binding court orders, judgments or decrees; industry code of practice, guidance, policy or standards enforceable by law; and applicable, directions, communications, policies, guidance, rules or orders made or given by a governmental or regulatory authority.

“Marketed Device” means a medical device that is intended for use in the diagnosis of or screening for disease or other conditions that either: (a) requires Regulatory Approval before it may be used and has received such Regulatory Approval for distribution to third parties; or (b) uses, as a component of any test for which it seeks Regulatory Approval, a Product that is a research use only assay standing on its own (i.e., includes both the sequencer and the applicable assay-specific test kit) or the assay-specific test kit.

“[***]” means [***] and includes without limitation [***].

“On-Hardware Consumable” means a reagent or consumable that is used to perform a process on a sequencing or genotyping instrument in question. Non-limiting examples of On-Hardware Consumables supplied under this Agreement are kits used to perform clustering and sequencing on Hardware and Existing Hardware.

“Other IP” means any and all Intellectual Property Rights of third parties (excluding Illumina’s Affiliates) to the extent pertaining to or covering aspects or features of the Supplied Product (or use thereof) with regard to any specific field(s) of use or specific application(s). By way of non-limiting example, [***] are examples of Other IP. Other IP excludes all Core IP and Application Specific IP.

“Purchase Order” means written purchase orders as defined in Section 6.1.

“Regulatory Approvals” means any and all regulatory approvals, licenses, and/or certifications necessary for Customer to use the Supplied Products as intended by Customer for Customer Use.

“Regulatory Approval” means pre-market approval, notification or clearance by the United States Food & Drug Administration (“FDA”) or listing with FDA (or similar listing or approval from the applicable regulatory agency in the applicable country).

“Representatives” means, with respect to a Party, its Affiliates, and such Party’s and its Affiliates’ respective directors, officers, employees, agents.

“Research Use” means internal research, which includes performance of research services provided to third-parties, specifically excluding any and all Clinical Use and Excluded Uses.

“Sequencing Products Company” means a third party primarily engaged in the manufacture of sequencing platform products that are made available by such third party to end user customers for commercial purposes. By way of a non-limiting example, a third party (including, for the avoidance of doubt, Customer) that develops sequencing platform products for such third party’s internal use in connection with the provision of clinical services would not be considered a Sequencing Products Company for purposes of this Agreement.

“Service Contract” is the written agreement, purchased separately from or under this Agreement, that governs the provision of service and maintenance for Hardware by Illumina or an Illumina Affiliate as authorized by Illumina.

“Software” means software (including without limitation Hardware operating software or data analysis software) supplied under or otherwise governed by the terms and conditions of this Agreement, regardless of whether it is embedded in or installed on Hardware or provided separately.

“Specifications” means Illumina’s written or electronically published (including on Illumina’s websites) specifications for a Supplied Product in effect for that Supplied Product on the date that the Supplied Product ships.

“Specified Supplied Products” means Supplied Products that are not NextSeq, NextSeq Dx, NovaSeq instruments, or a future sequencing instruments launched by Illumina, or Sequencing Consumables (as defined in Exhibit A – Part 2 of 2).

“Supplied Product(s)” means the products that are offered for sale under, purchased under, supplied under or otherwise acquired under and governed by the terms and conditions of this Agreement.

“Term” means the term of this Agreement as defined in Section 12.1.

“Territory” means the country or countries in which Customer may use the Supplied Products. The Territory is the United States.

“Test Specific Product(s)” means those IVD Products that have a specific intended use set forth in its Documentation, excluding IVD Hardware (e.g., an in-vitro diagnostic reagent kit whose Documentation includes an intended use statement stating that the product is intended to be used to test for specific nucleic acid sequences, combination of nucleic acid sequences, diseases, or conditions).

“Transaction” means Illumina Inc.’s proposed acquisition of GRAIL, Inc. pursuant to the Agreement and Plan of Merger, dated September 20, 2020 (as amended on February 4, 2021 by the Amendment to the Agreement and Plan of Merger, the “Merger Agreement”), among Illumina, Grail, SDG Ops, Inc., a Delaware corporation and direct, wholly owned subsidiary of Illumina, and SDG Ops, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of Illumina.

II. GOVERNING TERMS; SUPPLIED PRODUCTS; AND PRICING

2.1 Exclusive Governing Terms. This Agreement (together with the applicable Documentation and Specifications) exclusively governs the ordering, purchase, supply, and use of Supplied Product, and its terms shall prevail and override any conflicting, amending and/or additional terms contained in any purchase orders, invoices or similar documents, which are hereby rejected and shall be null and void (unless such documents expressly override this Agreement and are signed by a signatory authorized to override the Agreement). All of Customer’s purchases of products from Illumina for Clinical Use shall be made under this Agreement. Customer shall notify Illumina if it desires to purchase a product that is not listed on Exhibit A, and the Parties may negotiate an appropriate amendment to add the product(s) to Exhibit A. For the avoidance of doubt, this Agreement is personal to Customer, and the rights and obligations regarding purchase and supply extend to Affiliates of Customer so long as such Affiliates’ Facilities are identified in the Definitions Section of this Agreement. Customer is jointly and severally liable with its Affiliates with respect to the obligations contained in this Agreement, and Customer represents that it has the right to bind its Affiliates to this Agreement. Contingent on the closing of the Transaction, the terms attached hereto as Appendix A are incorporated into the Agreement.

2.2 Supplied Products; [***]

a. Supplied Products. The Supplied Products, along with [***], are set forth on Exhibit A. If [***] for a Supplied Product is not set forth in Exhibit A, the Parties will agree to [***]. [***] under this Agreement shall be [***].

b. [***].

c. Access to Supplied Products. [***].

d. Access to Services; Service Contract. [***].

e. Transition Assistance. If Customer gives Illumina written notice of its intent to transition, or meaningfully explore a transition of, one or more of its clinical tests to:

i. an Illumina sequencing platform from a different platform (whether sequencing or otherwise), Illumina will discuss the steps necessary to transition to an Illumina sequencing platform and use commercially reasonable efforts to assist Customer with such transition, including provision of appropriate data, documentation and protocols in its possession or control, as well as a reasonable amount of applicable Consumables at no charge, to help effectuate the transition; or

ii. a different Illumina sequencing platform than the Illumina sequencing platform in use at the time for the clinical test, Illumina will discuss the steps necessary to transition to a different Illumina sequencing platform and use commercially reasonable efforts to assist Customer with such transition, including provision of appropriate data, documentation and protocols in its possession or control, as well as a reasonable amount of applicable Consumables at no charge, to help effectuate the transition.

f. Trade-in Credit. To the extent trade-in promotions are made available by Illumina, Illumina shall: (i) make such promotion available to Customer, and (ii) provide a trade-in credit against the price Illumina charges for new sequencing hardware, in accordance with its customary practices and the specific trade-in promotion. Customary practices and specific trade-in promotions shall not favor Affiliates over other customers.

III. USE RIGHTS FOR SUPPLIED PRODUCTS

3.1 Authorized Uses of Supplied Products.

a. Supplied Products (excluding IVD Products). The following shall apply with respect to Supplied Products, excluding IVD Products:

i. Use Rights. Subject to the terms and conditions of this Agreement, Customer’s purchase of each unit of Supplied Product from Illumina (or an Illumina Affiliate) under this Agreement confers upon Customer [***].

ii. Software. Subject to the terms and conditions of this Agreement, Customer has the right to use Software solely in connection with Hardware and Consumables for (i) Research Use in Customer’s Facility in the Territory, and (ii) for Clinical Use in Customer’s Facility in the Territory, only on specimens collected in the Collection Territory, and in both of the preceding (i) and (ii) only in accordance with the use rights set forth in this Section 3.1 and any applicable end-user license agreement. All Software is licensed and distributed (not sold) to Customer, is non-transferable and non-sublicensable, and may be subject to additional terms set forth in the end user license agreement. With respect to Software, references in this Agreement to “purchase” or “sale” of Supplied Products (and similar grammatical variations) are understood to mean that Software is licensed under this Agreement and not sold.

b. IVD Products. The following shall apply with respect to IVD Products:

i. Use Rights. Subject to the terms and conditions of this Agreement, Customer is granted [***].

ii. Software. Additionally, Customer is granted a non-exclusive, non-transferable, personal, non-sublicensable right under Illumina’s Core IP to install and use IVD Software made available by Illumina with the General Purpose Product, solely in accordance with these terms and conditions and the General Purpose Product’s Specifications and Documentation, specifically excluding the IVD Excluded Uses; this license will terminate upon Customer’s failure to comply with the terms and conditions relating to purchase of IVD Consumables, IVD Hardware or IVD Software (provided Customer has received notice and a reasonable opportunity to cure), or by Customer discontinuing use of the IVD Software and destroying or removing all copies thereof. All IVD Software, whether provided separately, installed on, or embedded in an IVD Product, is licensed to Customer, not sold. Except as expressly stated in this Section 3.1(b), no right or license under any Intellectual Property Rights is or are granted, expressly, by implication, or by estoppel, to Customer for use with IVD products, and any such rights are expressly reserved to Illumina and its Affiliates.

c. In-Vitro Diagnostic Development.

i. Customer may enter into, at any time from today until the [***] anniversary of the closing of the Transaction, a separate agreement with Illumina, effective as of the closing of the Transaction, under which Customer may develop and commercialize distributed in-vitro diagnostic (“IVD”) test kits for use on certain of Illumina’s diagnostic (“Dx”) sequencing platforms (i.e., NextSeqDx and future diagnostic sequencing platforms). Illumina will provide standard terms for Customer to enter into a stand-alone agreement to enable Customer to develop and commercialize IVD test kits on such Illumina Dx sequencing platforms, provided however that such standard terms shall be no less favorable than those attached as Exhibit C.

ii. Illumina shall provide any documentation or information reasonably required for Customer to seek FDA approval or FDA marketing authorization to sell a for-profit, clinical test using the Certain Supplied Products.

3.2 Limitations on Customer Use; Excluded Uses.

a. Certain Limitations on Use – Supplied Products, excluding IVD Products. With respect to Supplied Products excluding IVD Products, Customer agrees that (i) it will not use a Supplied Product for any Excluded Use, (ii) it will not transfer to a third-party, or grant a sublicense to, any Software or any third-party software, (iii) it will use the Supplied Products only within the scope of the Illumina Intellectual Property Rights and permitted field of use within Customer Use expressly conferred upon Customer with purchase of each unit of Supplied Product in accordance with Section 3.1 (Authorized Use of Supplied Products) and (iv) it will use the Supplied Products only in its Facilities.

b. Certain Limitations on Use –IVD Products. With respect to IVD Products, Customer agrees: (i) only to use the IVD Products in accordance with the Product’s Documentation and Specifications and not to, nor authorize any third party to, use the IVD Products as described in any Excluded Uses, (ii) to use each IVD Consumable only one time, (iii) to use only IVD Consumables with Illumina IVD Hardware, and (iv) to not use the IVD Products in a manner that deprives any individual or group of individuals her, his, or their fundamental human rights. Further, Customer agrees not to, nor authorize any third party to (i) disassemble, reverse engineer, reverse compile, or reverse assemble the IVD Product, (ii) separate, extract, or isolate components of the IVD Product or engage in other unauthorized analysis of the IVD Product, and (iii) gain access to or determine the methods of operation of the IVD Product. Customer and any user of the IVD Products shall comply with this Section 3.2(c) and all internationally-recognized human rights standards and best practices. Customer shall notify Illumina of any suspected or actual breach of this section, or of any disappearance, theft, or confiscation of IVD Products promptly, but no later than 15 days following knowledge of the applicable incident.

c. Software License Restrictions. Customer may not use, copy, modify, create derivative works of, reverse engineer, decompile, disassemble, distribute, sell, assign, pledge, sublicense, lease, loan, rent, timeshare or otherwise transfer the Software, nor permit any other party to do any of the foregoing. Customer may not remove from the Software, or alter, any of the trademarks, trade names, logos, patent or copyright notices or markings, or add any other notices or markings to the Software. Customer may not (and may not attempt to) defeat, avoid, by-pass, remove, deactivate or otherwise circumvent any protection mechanisms in the Software including without limitation any such mechanism used to restrict or control the functionality of the Software. To the extent third party code is included in Software and any term or condition of a third party license applicable to such third party code directly conflicts with the terms and conditions set forth herein, the applicable term(s) or condition(s) of that third party license will be applicable only to that third party code and only to the extent necessary to remove the conflict. Licenses to the Software are not transferable. Customer agrees to not sell, rent, lease, loan, transfer or assign or otherwise dispose of any Hardware or component thereof containing Software to any third party unless Customer first erases or removes the Software.

d. Consumables; On-Hardware Consumables. Consumables and Hardware were specifically designed and manufactured to operate together. Customer acknowledges and agrees that (i) with respect to On-Hardware Consumables used with Hardware and Software, it will only use Consumables, (ii) Customer is not granted any right under this Agreement to manufacture, or have manufactured, any reagent, Consumable or substitute therefor, even for use in place of an On-Hardware Consumable, even for its own use, and (iii) Customer is not granted any right under this Agreement to perform any direct-to-consumer activity, or without limiting Section 3.1(d), to market or place on the market, distribute, offer to sell or sell any kit or product, including an in-vitro diagnostic kit.

e. Illumina Proprietary Information. Customer acknowledges that the contents of and methods of operation of the Supplied Products are proprietary to Illumina and/or its Affiliates and contain or embody trade secrets of Illumina and/or its Affiliates.

f. Documentation. Customer agrees that it will not alter, modify, copy, or remove the Documentation from Customer’s Facility, unless expressly permitted to do so in the Documentation or in this Agreement. Permitted copies of the Documentation shall include Illumina’s copyright and other proprietary notices.

IV. INTELLECTUAL PROPERTY RIGHTS

4.1 Core IP and Application Specific IP. Customer’s purchase of Supplied Products under this Agreement confers upon Customer, on a unit by unit basis, only the use rights as stated in Section 3.1. For clarity, no Application Specific IP is conferred upon Customer under this Agreement, other than as stated in Section 3.1(b)(i) for Test Specific Products. Customer may request access in writing to specific Application Specific IP (not including any Application Specific IP that also constitutes GRAIL Patent Rights) and Illumina shall (a) consider such request in good faith, and (b) not unreasonably deny such request. If the request for access is accepted, (i) Illumina shall negotiate the terms of such access in good faith and in accordance with Illumina’s customary practices, (ii) such terms shall be no less favorable than those entered into with GRAIL or any For-Profit Entity for such Application Specific IP rights. [***].

4.2 Other IP. To Illumina’s knowledge, there are no rights owned or controlled by Illumina or its Affiliates other than those licensed to Customer under this Agreement, and there are no third party rights, that are necessary for the use of a Supplied Product to perform Illumina’s sequencing by synthesis chemistry on its own for general purposes (i.e., not application-specific or field-specific purposes). For other purposes, Customer’s intended use of the Supplied Products may require that it obtain license or other rights to third party Intellectual Property Rights, including Other IP, to use Supplied Products for any and all applications within Customer Use without infringement or misuse of such third party Intellectual Property Rights. It is Customer’s responsibility to ensure that it has or obtains rights to all third party Intellectual Property Rights that are required for Customer to use the Supplied Products for Customer Use without infringement or misuse of such third party Intellectual Property Rights.

4.3 All Rights Reserved.

a. The rights conferred upon Customer under this Agreement are limited to those use rights expressly conferred in Section 3.1 (Authorized Uses of Supplied Products) upon purchase of each unit of Supplied Products under this Agreement, and Customer agrees that any use of Supplied Products outside the scope of such rights is a prohibited and unauthorized use. Illumina, on behalf of itself and its Affiliates (and their respective successors and assigns), retains all and does not waive the right to enforce Illumina Intellectual Property Rights and bring suit or proceedings against any person or entity, including Customer (and its Affiliates, and their respective successors, and assigns) pursuant to the dispute resolution proceedings set forth in Section 13.1, with respect to any and all prohibited or unauthorized uses of Supplied Product or Existing Hardware. Notwithstanding the foregoing, prior to bringing any such proceedings against Customer to enforce Illumina Intellectual Property Rights, Illumina shall first commence negotiation of the dispute informally and through management levels of Illumina and Customer pursuant to Section 13.1(b)(i), unless emergency relief is necessary, and further, Illumina shall, in no event, cease supply of Supplied Products based primarily on an allegation of infringement by Customer of Illumina Intellectual Property Rights. Customer agrees that actual knowledge by Illumina, Illumina’s Affiliates, or their respective directors, officers, employees, or agents that Customer is using Supplied Product in any unauthorized or unpermitted manner, does not (i) waive or otherwise limit any rights under this Agreement or at Law that Illumina, Illumina’s Affiliates or their respective successors and assigns, have to address the unauthorized or unpermitted use, or (ii) grant Customer a license or other right to any Illumina Intellectual Property Right, whether expressly or by implication, estoppel, or otherwise.

b. Except as expressly stated in Section 3.1 (Authorized Uses of Supplied Products), no sublicense or other right or license under any Illumina Intellectual Property Rights is or are granted, expressly, by implication, by estoppel or otherwise, under this Agreement. Supplied Products and Existing Hardware may be covered by one or more patents in the Territory. Notwithstanding anything in this Agreement to the contrary, Customer assumes all risk associated with not obtaining any required rights to Other IP or Application Specific IP.

4.4 No Interruption of Supply. In no event will Illumina have the right to terminate this Agreement, or cease supplying or shipping Supplied Product, as a result of or on the basis of, in whole or in part, any alleged claim of infringement of any Intellectual Property Rights of Illumina or any of its Affiliates (including without limitation GRAIL if GRAIL becomes an Illumina Affiliate).

V. REGULATORY

5.1 Research Supplied Products. The Supplied Products are labeled For Research Use Only. Customer acknowledges that no Supplied Product has been subjected to any conformity assessment or other regulatory review or certified, approved or cleared by any regulatory entity or conformity assessment body, whether foreign or domestic (including without limitation the United States Food and Drug Administration), or otherwise reviewed, cleared or approved under any Law for any purpose, whether research, commercial, diagnostic or otherwise. Customer agrees to comply with all applicable laws, regulations, and established ethical guidelines when using, maintaining, and disposing of Supplied Product. In the event any Supplied Product added to this Agreement after the Effective Date has been certified, approved or cleared by a regulatory agency, including without limitation the FDA, then it will be subject to additional terms and conditions of sale related to products of that type, and the Parties will work in good faith to amend this Agreement accordingly. For the avoidance of doubt, this Section 5.1 does not apply to IVD Products, other than the obligation set forth in the third sentence of this Section 5.1.

5.2 Regulatory Approvals. Customer, and not Illumina, is responsible for obtaining any and all Regulatory Approvals. Customer agrees to promptly disclose to Illumina copies of all communications that it receives from the Food and Drug Administration or other similar regulatory body with jurisdiction, pertaining to the Supplied Products or Customer’s use of the Supplied Products in accordance with Section 13.7 (via overnight courier), and Illumina agrees to promptly to disclose to Customer copies of all communications that it receives from the Food and Drug Administration or other similar regulatory body with jurisdiction, pertaining to the Supplied Products purchased by Customer pursuant to this Agreement. A Party may make reasonable redactions to any such disclosed communication. For the avoidance of doubt, this Section 5.2 does not apply to IVD Products.

5.3 Regulatory Appropriate Product. If [***] that it is proper from a regulatory standpoint to discontinue sale of any Supplied Product to Customer for an application within Customer Use and Illumina makes available for purchase by Customer a product or combination of products that has a relevant regulatory status more appropriate for such application within Customer Use, then Customer will use commercially reasonable efforts to discontinue future purchases of the discontinued product as promptly as reasonably practical under the circumstances, but in no event longer than [***] months after that product or combination of products is available for purchase by Customer (unless a shorter time period for transition is required by Law, in which case, within that shorter time period). In such event, the Parties will work together in good faith to coordinate such transition and, if necessary, to modify other terms and conditions of this Agreement. [***].

VI. PURCHASING; PAYMENT; DELIVERY

6.1 Purchase Orders.

a. Acceptance; Cancellation. Customer shall order Supplied Product using written purchase orders submitted under and in accordance with this Agreement (“Purchase Order(s)”). Purchase Orders shall state, at a minimum, the Illumina catalogue number, the Illumina provided Quotation number, the quantity ordered, price, requested delivery date, and address for delivery, and shall reference this Agreement. All Purchase Orders shall be sent to the attention of Illumina Customer Solutions or to any other person or department designated by Illumina in writing. Acceptance of a Purchase Order occurs when Illumina (or an Illumina Affiliate) provides Customer a sales order confirmation. Purchase Orders submitted in accordance with this Agreement will not be unreasonably rejected by Illumina. Customer may cancel or modify accepted Purchase Orders only if Customer submits a new Purchase Order for Supplied Product of an equivalent value to the cancelled amount for delivery within the same time period in which the original product was to be delivered. Written purchase orders submitted in accordance with this Agreement may be rejected by Illumina only if Illumina does not have sufficient supply of the applicable Certain Supplied Product to fulfill the order or if the Purchase Order is not in accordance with standard lead times for the applicable Certain Supplied Product. Illumina commits to fulfilling Purchase Orders pursuant to the terms set forth therein if Illumina accepts such Purchase Order and the Purchase Order is submitted within Illumina’s standard lead times.

b. Supply Shortages. In the event Illumina is experiencing a supply shortage of the applicable Supplied Product (or components therein), Illumina will allocate the existing supply in proportion to their order date, confirmed order volumes, date of scheduled delivery, and customary practices in effect and applicable to all customers, which shall not favor Affiliates over other customers.

6.2 Invoices; Payment; Taxes.

a. Invoices and Payment. Illumina (or an Illumina Affiliate) shall issue invoices upon shipment of Supplied Products. All invoices are payable as of the date of invoice and payments by Customer on undisputed invoices are due within [***] after receipt of the invoice. Without limiting any remedies available to Illumina, any amounts not paid when due under this Agreement will accrue interest at the rate of [***]% per month, or the maximum amount allowed by Law, if lower. In the event of nonpayment, Illumina shall have the right to take any action allowed in Law in addition to any rights or remedies under this Agreement, including without limitation, [***] until all payments are made current. Each Purchase Order is a separate, independent transaction under this Agreement, and all amounts due under any other Purchase Orders or other transactions with Illumina shall be paid by the Customer in full without any set-off, counterclaim, deduction or withholding.

b. Taxes. All prices and other amounts payable to Illumina hereunder are exclusive of and are payable without withholding or deduction for taxes, GST, VAT, customs duties, tariffs, charges or otherwise as required by Law from time to time upon the sale of the Supplied Product or provision of services, all of which will be added to the purchase price or subsequently invoiced to the Customer to gross up any payment in respect of which withholding or deduction is required to be made.

6.3 Shipping Terms; Title and Risk of Loss; Ship Date Changes.

a. Shipping; Title, Risk of Loss. Unless otherwise agreed upon in writing, all shipments are made DAP (Incoterms 2010) at Customer’s address for delivery, provided that Customer is responsible for freight and insurance which will be added to the invoice and paid by Customer. In all cases, title (except for Software and third-party software) and risk of loss transfers to Customer when Supplied Product is made available at such address.

b. Ship Date Changes. The latest ship date that Customer may request for any Supplied Product under a Purchase Order is the date that is [***] after the date the Purchase Order was received by Illumina. Subject to the terms and conditions of this Agreement, Illumina will use reasonable efforts, but makes no guarantee and does not undertake that it will be able, to accommodate Customer requests to bring forward the ship dates for Supplied Products on a Purchase Order.

VII. WARRANTY.

7.1 Warranty for Supplied Products excluding IVD Products. The following shall apply with respect to Supplied Products that are not IVD Products: All warranties are personal to Customer and may not be transferred or assigned to a third-party, including an Affiliate of Customer. All warranties for Hardware are facility specific and do not transfer and are void if the Hardware is used at or moved to another facility, including moved to, between, or among Facilities of Customer, unless Illumina conducts such move. All warranties for Consumables are facility specific and cannot be re-shipped, including re-shipments between or among Facilities of Customer. The warranties set forth in this Agreement only apply to units of Supplied Products purchased under this Agreement. Warranty for Existing Hardware is as stated in the original terms of sale.

a. Warranty for Consumables. Illumina warrants, except as expressly stated otherwise in this Agreement, that Consumables, other than custom Consumables, will conform to their Specifications until the later of [***] from the date of shipment from Illumina’s manufacturing location and [***], but in no event later than [***] from the date of shipment. With respect to custom Consumables (i.e., Consumables, made by Illumina to specifications or designs provided to Illumina by, or on behalf of, Customer), Illumina only warrants that the custom Consumables will be made and tested in accordance with Illumina’s standard manufacturing and quality control processes. Illumina makes no warranty that custom Consumables will work as intended by Customer or for Customer’s intended uses.

b. Warranty for Hardware. Illumina warrants that Hardware, other than Upgraded Components, will conform to its Specifications for a period of [***] after its shipment date from Illumina unless the Hardware includes Illumina-provided installation, in which case the warranty period begins on the date of installation or [***] after the date the Illumina Hardware was delivered, whichever occurs first (“Base Hardware Warranty”). “Upgraded Components” means Illumina-provided components, modifications, or enhancements to Hardware that was acquired by Customer prior to the date Illumina provides these Upgraded Components. Illumina warrants that Upgraded Components will conform to their Specifications for the longer of the Base Hardware Warranty or a period of [***] from the date the Upgraded Components are installed. Upgraded Components do not extend the Base Hardware Warranty.

c. Exclusions from Warranty Coverage. The foregoing warranties in Section 7.1 shall not apply to the extent a non-conformance is due to (a) abuse, misuse, neglect, improper storage, or use contrary to the Documentation (misuse includes use of a Consumable more than one time), (b) improper handling, installation, maintenance, or repair (other than by Illumina personnel), (c) unauthorized modification, (d) an event of Force Majeure, or (e) use with a third party’s good not provided by Illumina (unless the applicable Documentation or Specifications expressly state such third party’s good is for use with it).

7.2 Warranty for IVD Products. The following shall apply with respect to IVD Products: All warranties are personal to Customer and may not be transferred or assigned to a third-party, including an Affiliate of Customer. All warranties are facility specific and do not transfer if the IVD Product is moved to another facility of Customer, unless Illumina conducts such move. The warranties described in Section 7.2 exclude any stand-alone third party goods that may be acquired or used with the IVD Products.

a. Warranty for IVD Consumables. Illumina warrants that IVD Consumables will conform to their Specifications until the later of (i) [***] from the date of shipment from Illumina, or (ii) [***], but in either event, no later than [***] from the date of shipment.

b. Warranty for IVD Hardware. Illumina warrants that IVD Hardware, other than Upgraded Components, will conform to its Specifications for a period of [***] after its shipment date from Illumina unless the IVD Hardware includes Illumina provided installation in which case the warranty period begins on the date of installation or [***] after the date the IVD Hardware was delivered, whichever occurs first (“Base IVD Hardware Warranty”). “Upgraded IVD Components” means Illumina provided components, modifications, or enhancements to IVD Hardware provided pursuant to the Base Hardware Warranty. Illumina warrants that Upgraded IVD Components will conform to their Specifications for a period of [***] from the date the Upgraded Components are provided by Illumina. Upgraded IVD Components do not extend the Base IVD Hardware Warranty for the IVD Hardware unless the upgrade was conducted by Illumina at Illumina’s facilities in which case the upgraded IVD Hardware shipped to Customer comes with a new Base IVD Hardware Warranty.

c. Exclusions from Warranty Coverage. The foregoing warranties do not apply to the extent a non-conformance is due to (i) abuse, misuse, neglect, improper storage, or use contrary to the Documentation or Specifications, (ii) use that is an IVD Excluded Use or otherwise not in accordance with these terms and conditions, (iii) improper handling, installation, maintenance, or repair (other than if performed by Illumina’s personnel), (iv) unauthorized alterations, (v) Force Majeure events, or (vi) use with a third party’s good (unless the Product’s Documentation or Specifications expressly state such third party’s good is for use with the Product).

7.3 Sole Remedy. The following states Customer’s sole remedy and Illumina’s sole obligations under the foregoing warranties.

a. Consumables. Illumina will repair, replace, or refund the non-conforming Consumable in its reasonable discretion. Repaired or replaced Consumables come with a warranty of [***] after delivery of the repaired or replaced Consumable. In no event will the warranty for repaired or replaced Consumables be later than [***] from the date of shipment.

b. Hardware. Illumina will repair, replace, or refund the non-conforming Hardware in its reasonable discretion. Hardware may be repaired or replaced with functionally equivalent, reconditioned, or new Hardware or components (if only a component of Hardware is non-conforming). If the Hardware is replaced in its entirety, or if only a component(s) is/are being repaired or replaced, the warranty period for the replacement Hardware is the longer of [***] from the date of its shipment or [***], whichever is later. Replaced or repaired components do not extend the original Hardware warranty period.

7.4 Procedure for Warranty Coverage. In order to be eligible for repair or replacement under this warranty Customer must (a) promptly contact Illumina’s customer support department to report the non-conformance, (b) cooperate with Illumina in the diagnosis of the non-conformance, and (c) return the Supplied Product, transportation charges prepaid by Illumina, to Illumina following Illumina’s instructions or, if agreed by Illumina, grant Illumina’s authorized repair personnel access to this Supplied Product in order to confirm the non-conformance and make repairs.

7.5 Third Party Goods. Illumina has no warranty obligations with respect to any goods or software originating from a third party, including without limitation, any such goods or software supplied to Customer under this Agreement. Third-party goods or software are those that are labeled or branded with a third-party’s name. The warranty for third-party goods or software, if any, is provided by the original manufacturer. Illumina will cooperate with Customer in filing any warranty claims with such third-parties.

7.6 Limited Warranties. TO THE EXTENT PERMITTED BY LAW AND EXCEPT FOR THE EXPRESS LIMITED WARRANTIES FOR SUPPLIED PRODUCTS SET FORTH IN SECTIONS 7.1 AND 7.2 OF THIS AGREEMENT, ILLUMINA MAKES NO (AND EXPRESSLY DISCLAIMS ALL) WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SUPPLIED PRODUCTS, OR ANY SERVICES PROVIDED IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR SATISFACTORY QUALITY, OR FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ILLUMINA MAKES NO CLAIM, REPRESENTATION, OR WARRANTY OF ANY KIND AS TO THE UTILITY OF THE SUPPLIED PRODUCTS FOR CUSTOMER’S INTENDED USES OTHER THAN AS SET FORTH IN THE SUPPLIED PRODUCTS’ DOCUMENTATION.

VIII. CONFIDENTIAL INFORMATION

8.1 Disclosure and Use Restriction. The Parties acknowledge that a Party (the “Receiving Party”) may have access to confidential or proprietary information (“Confidential Information”) of the other Party (the “Disclosing Party”) in connection with this Agreement. The confidentiality and non-use obligations in this Agreement with respect to the Disclosing Party’s Confidential Information will continue throughout the Term and for [***] thereafter.

a. Except to the extent expressly authorized by this Agreement, the Receiving Party will keep confidential and may not publish or otherwise disclose or transfer the Disclosing Party’s Confidential Information to any third party.

b. The Receiving Party may disclose the Disclosing Party’s Confidential Information only to its Representatives and Advisors who are bound by written confidentiality and non-use restrictions at least as restrictive as those set forth in this Agreement and who have a specific need to know in order for the Receiving Party to be able to perform its obligations and exercise its express rights under this Agreement, and only to the extent necessary for such purpose. Each Party will be responsible for any conduct by its respective Representatives and Advisors that constitutes a breach of this Section 8.1 or that would be a breach of this Section 8.1 by such Party had such Party engaged in such conduct itself. Any such conduct is a breach of this Agreement by such Party.

c. The Receiving Party will use at least the same standard of care as it uses to protect proprietary or confidential information of its own (but in no event less than a reasonable standard of care) to ensure that it and its Representatives and Advisors do not disclose or make any unauthorized use of the Disclosing Party’s Confidential Information. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized disclosure or use of the Disclosing Party’s Confidential Information.

8.2 Authorized Disclosure. The Receiving Party may disclose the Disclosing Party’s Confidential Information to the extent that such disclosure is:

a. made in response to a valid order of a court of competent jurisdiction or other governmental authority; provided, however, that the Receiving Party will, to the extent permitted by Law, give written notice to the Disclosing Party within five business days of receipt of such order and give the Disclosing Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;

b. otherwise required by Law; provided, that the Receiving Party, to the extent permitted by applicable law: (i) promptly notifies the Disclosing Party of the specifics of such requirement (providing a copy of the Confidential Information to be disclosed) at least 30 days prior to the actual disclosure (or as soon as reasonably possible prior to the actual disclosure if such 30 day prior notice is impractical under the circumstances) or promptly after actual disclosure if prior disclosure is impractical under the circumstances; (ii) discloses only the minimal information necessary to satisfy such requirement; (iii) reasonably cooperates with the Disclosing Party to prevent or limit such disclosure; and (iv) provides the Disclosing Party with a copy of Confidential Information actually disclosed; or

c. made by the Receiving Party with the prior express written consent of the Disclosing Party.

8.3 Authorized Use. The Receiving Party may use the Disclosing Party’s Confidential Information solely to the extent necessary for the Receiving Party to perform its obligations and exercise its rights granted under this Agreement, and such use will be otherwise subject to all restrictions and limitations set forth in this Agreement.

8.4 Disclosure of Agreement. Except as expressly provided otherwise in this Agreement, neither Party may disclose this Agreement, the terms and conditions of this Agreement, including any financial terms thereof, and the subject matter of this Agreement to any third party (except to its advisors, including lawyers and auditors) without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, either Party may disclose the Agreement as required by law, and each Party acknowledges and agrees that, as healthcare companies, each Party may (i) if required by a contractual obligation to a third party disclose the existence of this Agreement, or (ii) if required by applicable Law, disclose this Agreement, its terms, its subject matter, including financial terms (including without limitation, Illumina’s compliance with Sunshine Act).

8.5 Post-Termination. Following expiration or termination of this Agreement for any reason, upon the request of the Disclosing Party, the Receiving Party will, at the Disclosing Party’s option, use commercially reasonable efforts to (a) return all materials containing the Disclosing Party’s Confidential Information to the Disclosing Party; or (b) destroy all materials containing the Disclosing Party’s Confidential Information and certify such destruction in writing to the Disclosing Party; provided that the Receiving Party will be authorized to retain one copy in its Legal Department for the purpose of determining any continuing obligation.

8.6 GRAIL Firewall. Illumina shall establish a firewall designed to prevent any GRAIL personnel (and any Illumina personnel carrying out activities with respect to the GRAIL business or products) from accessing any Confidential Information obtained by or made available to Illumina relating to Customer or its business or products, whether pursuant to this Agreement or otherwise.

IX. LIMITATIONS OF LIABILITY; DISCLAIMERS; REPRESENTATIONS

9.1 Limitation of Liability.

a. EXCEPT AS STATED IN SECTION 9.1(c), AND EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (1) INDEMNIFICATION OBLIGATIONS UNDER ARTICLE X, (2) BREACH OF ARTICLE VIII (CONFIDENTIAL INFORMATION), OR (3) INTENTIONAL BREACH, GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT UNDER THIS AGREEMENT, BUT OTHERWISE TO THE FULLEST EXTENT PERMITTED BY LAW, IN NO EVENT SHALL ILLUMINA OR ITS AFFILIATES BE LIABLE TO CUSTOMER, NOR SHALL CUSTOMER OR ITS AFFILIATES BE LIABLE TO ILLUMINA, FOR LOST PROFITS OR BUSINESS, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, OR PUNITIVE DAMAGES OF ANY KIND ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, HOWEVER ARISING OR CAUSED AND ON ANY THEORY OF LIABILITY (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY MISREPRESENTATION, BREACH OF STATUTORY DUTY OR OTHERWISE).

b. EXCEPT AS STATED IN SECTION 9.1(c), AND EXCEPT WITH RESPECT TO LIABILITY ARISING FROM (1) INDEMNIFICATION OBLIGATIONS UNDER ARTICLE X, (2) A BREACH OF ARTICLE VIII (CONFIDENTIAL INFORMATION), OR (3) INTENTIONAL BREACH, GROSS NEGLIGENCE, OR INTENTIONAL MISCONDUCT UNDER THIS AGREEMENT, BUT OTHERWISE TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY’S TOTAL AND CUMULATIVE LIABILITY TO THE OTHER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, MISREPRESENTATION, BREACH OF STATUTORY DUTY OR OTHERWISE, SHALL IN NO EVENT EXCEED [***].

c. THE LIMITATION OF LIABILITY IN THIS SECTION 9.1 SHALL APPLY EVEN IF ILLUMINA OR ITS AFFILIATES OR CUSTOMER AND ITS AFFILIATES HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LIABILITY, AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, INCLUDING WITHOUT LIMITATION, IN THIS ARTICLE IX, THIS AGREEMENT DOES NOT LIMIT LIABILITY OF CUSTOMER OR ITS AFFILIATES FOR ANY INFRINGEMENT OF ILLUMINA INTELLECTUAL PROPERTY RIGHTS, INCLUDING WITHOUT LIMITATION, APPLICATION SPECIFIC IP.

9.2 Customer Representations and Warranties. Customer represents and warrants and covenants that (a) it owns, leases, or otherwise contractually controls the Facilities and the Facilities in which Supplied Products will be used for Customer Use; (b) it has the right and authority to enter into this Agreement without violating the terms of any other agreement; (c) it has all rights and licenses necessary to purchase and use the Supplied Products for Customer Use; and (d) the person(s) signing this Agreement on its behalf has the right and authority to bind Customer to the terms and conditions of this Agreement.

9.3 Customer Agreements. Customer is not an authorized dealer, representative, reseller, or distributor of any of Illumina’s, or its Affiliates’, products or services. Customer (a) is not purchasing the Supplied Product on behalf of a third party, (b) is not purchasing the Supplied Product in order to resell or distribute the Supplied Product to a third party, (c) is not purchasing the Supplied Product in order to export the Supplied Product from the country in which Illumina shipped the Supplied Product pursuant to the ship-to address designated by Illumina at the time of ordering, and (d) will not export the Supplied Product out of such country in (c).

X. INDEMNIFICATION; INSURANCE

10.1 Indemnity (Supplied Products, excluding IVD Products). The following shall apply with respect to Supplied Products excluding IVD Products:

a. Indemnification by Illumina for Infringement. Subject to the terms and conditions of this Agreement, including without limitation, the Exclusions to Illumina Indemnification Obligation (Section 10.1(b) below), Indemnification by Customer (Section 10.1(c) below), Conditions of Indemnification Obligation (Section 10.1(d) below), Illumina shall defend, indemnify and hold harmless Customer, and its officers, directors, representatives and employees (Customer and each of the foregoing a “Customer Indemnitee”), against any claim or action brought by a third-party alleging infringement of the valid and enforceable Intellectual Property Rights of a third party that pertain to or cover aspects or features of the Supplied Product(s) (or use thereof), where such claim or action is brought without regard to (i.e., that is not particular to) any specific field(s) of use or specific application(s), as a result of Customer’s use of such Supplied Products in accordance with all the terms and conditions of this Agreement, (the indemnification claim described is an “Illumina Indemnification Claim”), and

i. Illumina shall pay all settlements entered into, and all final judgments and costs (including reasonable attorneys’ fees) awarded against such Customer Indemnitee in connection with such Illumina Infringement Claim;

ii. The foregoing obligation to indemnify, defend and hold harmless shall not be applicable for any claim or action brought by a third party who is or becomes or was an Affiliate of Customer; and

iii. If such Supplied Products or any part thereof become, or in Illumina’s opinion may become the subject of an Illumina Infringement Claim or action against Illumina (including its Affiliates) or Customer and/or any other Customer Indemnitee, Illumina has the right, at its option, to (A) procure for Customer the right to continue using such Supplied Products, or (B) modify or replace such Supplied Products, as applicable, with substantially equivalent non-infringing substitutes (provided that Illumina bear the reasonable costs of transitioning to such substantially equivalent non-infringement substitute). This Section (including without limitation Section 10.1(b) and other Sections referred to herein) states the entire liability of Illumina for any allegation of Customer infringement of third party Intellectual Property Rights relating to Supplied Products excluding IVD Products, as well as Illumina’s entire obligation under this Agreement to indemnify, defend and hold harmless the Customer and other Customer Indemnitees, other than the Indemnification term in Section 10.2 below relating to IVD Products.

b. Exclusions to Illumina Indemnification Obligation. Illumina shall have no obligation under Section 10.1(a), (or any obligation under this Agreement), to defend, indemnify or hold harmless any Customer Indemnitee or pay any settlements, final judgments or costs with respect to any Illumina Infringement Claim, to the extent such Illumina Infringement Claim is or arises from any one or more of:

i. the use of such Supplied Products in any unauthorized manner or for any purpose outside the scope of the rights, license(s), or permissions conferred by Illumina upon Customer with respect to purchase of each unit of the Supplied Products in accordance with Section 3.1 (Authorized Uses of Supplied Products),

ii. the use of such Supplied Products in any manner or for any purpose not in accordance with or described in the Specifications or Documentation,

iii. the use of such Supplied Products in combination with any other products, materials, biomarkers, assay-specific protocols, or services not supplied by Illumina where the combination, and not the Supplied Products on their own, gives rise to the Illumina Infringement Claim,

iv. Illumina’s compliance with specifications or instructions for such Supplied Products furnished to Illumina by Customer or by a third party on behalf of Customer,

v. except with respect to Illumina’s agreement to indemnify, defend and hold harmless, as specified in Section 10.1(a) part (A), the use of such Supplied Products in any manner or for any purpose that requires rights to Other IP to avoid infringing such rights,

vi. Customer’s negligence, fraud or willful misconduct, or

vii. Customer’s breach of any term, including breach of a representation or warranty, wherein each of (i) – (vii) is referred to as an “Excluded Claim.”

c. Indemnification by Customer. Customer shall defend, indemnify and hold harmless Illumina, its Affiliates, and their respective officers, directors, representatives, employees, successors and assigns (Illumina and each of the foregoing an “Illumina Indemnitee(s)”), against any and all claims, liabilities, damages, fines, penalties, causes of action, and losses of any and every kind (“Claim”), including without limitation, claims relating to or arising out of personal injury or death, and claims relating to or arising out of infringement of a third party’s Intellectual Property Rights, to the extent a Claim results from, relates to, or arises out of

i. any action described in any Excluded Claim, including without limitation, any use or breach described therein,

ii. Customer’s failure to obtain and maintain Regulatory Approvals,

iii. Customer’s marketing, sale, and/or provision of services within Customer Use and/or use of or putting into service the Supplied Products therefor, including without limitation, actions (or inactions) taken by individuals who receive (directly or indirectly) results from Customer’s use of Supplied Product, or harm from misdiagnosis, missed diagnoses and actions or inactions taken as a result of information provided (directly or indirectly) by Customer to patients, physicians, or other entities.

d. Conditions of Indemnification. The Parties’ indemnification obligations under this Section 10.1 are subject to the Party seeking indemnification (i) notifying the other, indemnifying Party promptly in writing of the claim, (ii) giving indemnifying Party exclusive control and authority over the defense of such claim, (iii) not admitting infringement of any Intellectual Property Right without prior written consent of the indemnifying Party, (iv) not entering into any settlement or compromise of any such action without the indemnifying Party’s prior written consent, and (v) providing all reasonable assistance to the indemnifying Party that the indemnifying Party requests and ensuring that its officers, directors, representatives and employees and other indemnitees likewise provide assistance (provided that indemnifying Party reimburses the indemnified Party(ies) for its/their reasonable out-of-pocket expenses incurred in providing such assistance). An indemnifying Party will not enter into or otherwise consent to an adverse judgment or order, or make any admission as to liability or fault that would adversely affect the indemnified party, or settle a dispute without the prior written consent of the indemnified Party, which consent not to be unreasonably withheld, conditioned, or delayed.

e. Third-Party Goods. Notwithstanding anything in this Agreement to the contrary, Illumina shall have no indemnification obligations with respect to any goods or software originating from a third party, other than with respect to goods or software supplied to Customer under this Agreement. Third-party goods are those that are labeled or branded with a third-party’s name. Customer’s sole right to indemnification with respect to such third party goods or software shall be pursuant to the original manufacturer’s or original licensor’s indemnity, if any, to Customer, to the extent provided by the original manufacturer or original licensor.

10.2 Indemnity (IVD Products). The following shall apply with respect to IVD Products:

a. Indemnification by Illumina for Infringement. Subject to the terms and conditions of this Agreement, including without limitation, the Exclusions to Illumina Indemnification Obligation (Section 10.2(b) below), Conditions to Indemnification Obligation (Section 10.2(d) below), Illumina shall (i) defend, indemnify and hold harmless Customer against any third-party claim or action alleging that the (A) Test Specific Products when used for the specific intended use set forth in its Documentation, and (B) the General Purpose Products when used for (x) the specific intended use set forth in its Documentation, or (y) Research Use or Clinical Use in accordance with these terms and conditions, and in accordance with the Product’s Documentation and Specifications, infringes the valid and enforceable intellectual property rights of a third party, and (ii) pay all settlements entered into, and all final judgments and costs (including reasonable attorneys’ fees) awarded against Customer in connection with such infringement claim. If the IVD Product or any part thereof, becomes, or in Illumina’s opinion may become, the subject of an infringement claim, Illumina shall have the right, at its option, to (A) procure for Customer the right to continue using the IVD Product, or (B) modify or replace the IVD Product with a substantially equivalent non-infringing substitute (provided that Illumina bear the reasonable costs of transitioning to such substantially equivalent non-infringement substitute). This Section states the entire liability of Illumina for any infringement of third party intellectual property rights relating to IVD Products.

b. Exclusions to Seller Indemnification Obligations. For the avoidance of doubt, Illumina has no obligation to defend, indemnify or hold harmless Customer for any infringement claim to the extent such infringement arises from: (i) use of the IVD Product for any IVD Excluded Use, (ii) use of the IVD Product in any manner not in accordance with its specifications, its Documentation, or the rights expressly granted to Customer and restrictions imposed on Customer under these terms and conditions, including without limitation, any use of the IVD Product beyond the specific intended use set forth in its Documentation, (iii) use of the IVD Product in combination with any third party products, materials, or services (unless the IVD Product’s Documentation or Specifications expressly state that such third party’s good is for use with the IVD Product), (iv) use of the IVD Product to perform any assay or other process not supplied by Illumina, (v) Illumina’s compliance with specifications or instructions for such IVD Product furnished by, or on behalf of, Customer, (vi) Customer’s breach of any of these terms and conditions, or (vii) use of stand-alone third party goods that may be acquired or used with the IVD Products (unless the IVD Product’s Documentation or Specifications expressly state that such third party’s good is for use with the IVD Product) (each of (i) – (vii), is referred to as an “IVD Excluded Claim”).

c. Indemnification by Customer. Customer shall defend, indemnify and hold harmless Illumina, its Affiliates, and their respective officers, directors, representatives, employees, successors and assigns (Illumina and each of the foregoing an “IVD Illumina Indemnitee(s)”) against any claims, liabilities, damages, fines, penalties, causes of action, and losses of any and every kind (including reasonable attorneys’ fees), based on the infringement of a third party’s intellectual property rights resulting from, relating to, or arising out of any IVD Excluded Claim.

d. Conditions to Indemnification Obligations. The Parties’ indemnification obligations under this Section 10.2 are subject to the Party seeking indemnification (i) notifying the other, indemnifying Party promptly in writing of the claim, (ii) giving indemnifying Party exclusive control and authority over the defense of such claim, (iii) not admitting infringement of any Intellectual Property Right without prior written consent of the indemnifying Party, (iv) not entering into any settlement or compromise of any such action without the indemnifying Party’s prior written consent, and (v) providing all reasonable assistance to the indemnifying Party that the indemnifying Party requests and ensuring that its officers, directors, representatives and employees and other indemnitees likewise provide assistance (provided that indemnifying Party reimburses the indemnified Party(ies) for its/their reasonable out-of-pocket expenses incurred in providing such assistance). An indemnifying Party will not enter into or otherwise consent to an adverse judgment or order, or make any admission as to liability or fault that would adversely affect the indemnified party, or settle a dispute without the prior written consent of the indemnified Party, which consent not to be unreasonably withheld, conditioned, or delayed.

e. Third-Party Goods. Notwithstanding anything in this Agreement to the contrary, Illumina shall have no indemnification obligations with respect to any goods or software originating from a third party other than with respect to any such goods or software supplied to Customer under this Agreement. Third-party goods are those that are labeled or branded with a third-party’s name. Customer’s sole right to indemnification with respect to such third party goods or software shall be pursuant to the original manufacturer’s or original licensor’s indemnity, if any, to Customer, to the extent provided by the original manufacturer or original licensor.

10.3 Insurance. Customer shall obtain and maintain insurance coverage in commercially reasonable amounts.

XI. TERM AND TERMINATION

11.1 Term. This Agreement shall commence on the Effective Date and terminate 12 years thereafter unless otherwise terminated early as provided hereunder or extended longer by the mutual agreement of the Parties. The period from the Effective Date to the date the Agreement terminates or expires is the “Term.”

11.2 Early Termination. Without limiting any other rights of termination expressly provided in this Agreement or under Law, this Agreement may be terminated early as follows:

a. Breach of Provision. If a Party materially breaches this Agreement and fails to cure such breach within 30 days after receiving written notice of the breach from the other Party, the non-breaching Party shall have the right to terminate this Agreement with immediate effect by providing written notice of termination to the other Party. Notwithstanding the foregoing, and without limiting any other right or remedy of Illumina, breach by Customer of any term in Article III (Use Rights for Supplied Products) or Article IV (Intellectual Property), under this Agreement, gives Illumina the right to seek injunctive relief and/or to terminate this Agreement with immediate effect upon written notice.

b. Bankruptcy and Insolvency. A Party may terminate this Agreement, effective immediately upon written notice, if the other Party becomes the subject of a voluntary or involuntary petition in bankruptcy, for winding up of that Party, or any proceeding relating to insolvency, receivership, administrative receivership, administration liquidation or company voluntary arrangement or scheme of arrangement with its creditors that is not dismissed or set aside within 60 days.

c. Termination for Regulatory Standards. In the event that either Party is notified by a regulatory agency or government body, including without limitation the FDA or any foreign equivalent, or has a reasonable basis to believe, that its performance under this Agreement is illegal or violates any Law, then each Party has the right to terminate the full Agreement or the part(s) of the Agreement negatively affected by such ruling, upon 10 days prior written notice to the other Party and Illumina has the right to cease supplying the affected Supplied Product immediately.

d. Termination for Change in Control with Sequencing Products Company.

i. Customer shall promptly notify Illumina in writing if it undergoes any Change in Control transaction with a Sequencing Products Company and shall provide Illumina with the name of any parties to the transaction. Illumina shall have a 30 day period, that begins on the date of a Change in Control with a Sequencing Products Company and ends on the date that is the later of 30 days after such Change in Control or 30 days after receipt of notice of such Change in Control, to terminate the Agreement by written notice, unless prior to such Change in Control, Customer notified Illumina of the planned Change in Control (including the name of the party(ies) to the transaction) and Illumina agreed in writing to not exercise its right of termination set forth herein. Illumina agrees that it will not unreasonably withhold or delay its agreement to waive exercise of its right of termination.

ii. Termination pursuant to this Section 11.2(d) shall become effective on the date that is 6 months after the effective date of the Change of Control with a Sequencing Products Company.

iii. “Change in Control” will occur when: (A) any person or entity or group of persons or entities affiliated with a Sequencing Products Company becomes the beneficial owner of more than 50% of the issued share capital, or voting rights in, Customer or any Affiliate of Customer that controls Customer; (B) any person or entity or group of persons or entities affiliated with a Sequencing Products Company obtains the direct or indirect ability or power to direct or cause the direction of management policies of such other entity or otherwise direct the affairs of such other entity, whether through ownership of the voting securities of such other entity, by contract, or otherwise; or (C) the board of directors (or similar governing body), or if applicable the stockholders, of Customer or any Affiliate that controls Customer, as the case may be, approves the transfer, sale, or other disposition of all or substantially all the assets of Customer or Affiliate that controls Customer in one transaction or a series of related transactions to a Sequencing Products Company.

e. By Customer for Convenience. Customer has a unilateral right to terminate its supply relationship with Illumina at any time and for any reason without termination liability upon ninety (90) days’ prior written notice to Illumina, provided, however, that Customer shall honor all invoices, which invoices shall be issued upon shipment, for Supplied Products ordered under a Purchase Order that was accepted by Illumina prior to the termination date. Illumina cannot terminate this Supply Agreement for convenience during the Term. Notwithstanding anything to the contrary herein, this Supply Agreement may not be terminated based solely on a claim relating to infringement of any Illumina Intellectual Property Rights.

11.4 Survival of Obligations. All definitions, all purchase commitments under open Purchase Orders, all payment obligations, Section 3.2 (Limitations on Customer Use; Excluded Uses), Article IV (Intellectual Property Rights), Sections 5.1 (Research Supplied Products), 5.2 (Regulatory Approvals), non-cancellation of Purchase Orders under Section 6.1 (Purchase Orders; Acceptance; Cancellation), title and risk of loss under Section 6.3 (Shipping Terms; Title and Risk of Loss; Ship Date Changes), Articles VII (Warranty), VIII (Confidential Information), IX (Limitations of Liability; Disclaimers; Representations), X (Indemnification; Insurance), Section

11.4 (Survival of Obligations), XIII (Additional Terms and Conditions) shall survive termination or expiration of the Agreement. With respect to Use Rights in Section 3.1, Customer has the right to use the units of Consumables supplied under this Agreement with Hardware until the expiration date of those Consumables. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement, nor prejudice either Party’s right to obtain performance of any obligation.

XII. ADDITIONAL TERMS AND CONDITIONS

12.1 Governing Law; Jurisdiction. This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation shall be governed and construed in accordance with the laws of Delaware, without regard to provisions on the conflicts of laws. The Parties agree that the United Nations Convention on Contracts for the International Sale of goods shall not apply to this Agreement, including any terms in Documentation.

12.2 Illumina Affiliates; Rights of Third Parties. Customer agrees that Illumina may delegate or subcontract any or all of its rights and obligations under this Agreement to one or more of its Affiliates (excluding GRAIL, any subsidiary of GRAIL or any division of Illumina of which GRAIL will become a party following the close of Illumina’s acquisition of GRAIL). Illumina invoices and other documentation may come from an Illumina Affiliate and Customer shall honor those just as if they came directly from Illumina. Notwithstanding anything to the contrary, Helix Holdings I, LLC, and its subsidiaries and members, are not Affiliates of Illumina for purposes of this Agreement. There are no third party beneficiaries to this Agreement and no term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person or entity who is not a Party to this Agreement.

12.3 Legal Compliance. Nothing in this Agreement is intended, or should be interpreted, to prevent either Party from complying with, or to require a Party to violate, any and all applicable Laws. Should either Party reasonably conclude that any portion of this Agreement is or may be in violation of a change in a Law made after the Effective Date, or if any such change or proposed change would materially alter the amount or method of compensating Illumina for Supplied Products purchased by, or services performed for, Customer, or would materially increase the cost of Illumina’s performance hereunder, the Parties agree to negotiate in good faith written modifications to this Agreement as may be necessary to establish compliance with such changes and/or to reflect applicable changes in compensation necessitated by such legal changes, with any mutually agreed upon modifications added to this Agreement by written amendment.

12.4 Severability; No Waiver; Rights and Remedies. If any provision or subsection of this Agreement is held invalid, illegal or unenforceable, it shall be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect. The failure or delay of either Party to exercise any right or remedy provided herein or to require any performance of any term of this Agreement shall not be construed as a waiver, and no single or partial exercise of any right or remedy provided herein, or the waiver by either Party of any breach of this Agreement shall not prevent a subsequent exercise or enforcement of, or be deemed a waiver of any subsequent breach of, the same or any other term of this Agreement. No waiver of any right, condition, or breach of this Agreement will be effective unless in writing and signed by the Party who has the right to waive the right, condition or breach and delivered to the other Party.

12.5 Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party. Notwithstanding anything to the contrary, either Party (the “Transferring Party”) may, without the consent of the other Party, assign or otherwise transfer this Agreement: (i) to an Affiliate of the Transferring Party or (ii) in connection with a change of control involving the Transferring Party.

12.6 Export. Customer agrees that the Supplied Products, or any related software or technology provided under this Agreement, are subject to the laws and regulations of the United States that govern exports and other trade controls and that may restrict transfers of such items to other countries and parties. Customer and its employees and agents shall not disclose, export or re-export, directly or indirectly, the Supplied Products or any related software and technology provided under this Agreement to any country, entity or other party which is ineligible to receive such items under U.S. laws and regulations, including regulations of the U.S. Department of Commerce or the U.S. Department of the Treasury, or under other laws or regulations to which Customer may be subject.

12.7 Notices. All notices required or permitted under this Agreement shall be in writing, in English, and shall be deemed received only when (a) delivered personally; (b) 5 days after having been sent by registered or certified mail, return receipt requested, postage prepaid (or 10 days for international mail); or (c) 1 day after deposit with a commercial express courier specifying next day delivery or, for international courier packages, 2 days after deposit with a commercial express courier specifying 2-day delivery, with written verification of receipt. All notices shall be sent to the following or any other address designated by a Party using the procedures set forth in this Sub-Section:

If to Illumina: Illumina, Inc. 5200 Illumina Way San Diego, CA 92122 Attn: [***] With a copy to: [***]	If to Customer: Tempus Labs, Inc. 600 W. Chicago Ave., Ste 510 Chicago, IL 60654 Attn: [***] With a copy to: [***]

12.8 Force Majeure. Neither Party shall be in breach of this Agreement nor liable for any failure to perform or delay in the performance of this Agreement attributable in whole or in part to any natural cause beyond its reasonable control (each an event of “Force Majeure”). In the event of any such delay the delivery date for performance shall be deferred for a period equal to the time lost by reason of the delay. Notwithstanding anything in this Agreement to the contrary, Customer’s payment obligations are not affected by this provision except to the extent the Force Majeure affects financial institutions and, as a result, the financial institutions cannot complete the transaction necessary for Customer to satisfy its payment obligations.

12.9 Entire Agreement; Amendment. This Agreement represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties, except for the Confidentiality Agreement. The Parties acknowledge and agree that by entering into this Agreement, they do not rely on any statement, representation, assurance or warranty of any person or entity other than as expressly set out in the Agreement. Nothing in this Section shall exclude or limit liability for fraud. No amendment to this Agreement will be effective unless in writing and signed by both Parties.

12.10 Relationship of the Parties. The Parties are independent contractors under this Agreement and nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, as granting either Party the authority to bind or contract any obligation in the name of the other Party, or to make any statements, representations, warranties or commitments on behalf of the other Party.

12.11 Publicity; Use of Names or Trademarks. Each Party shall obtain the prior written consent of the other Party on all press releases or other public announcements relating to this Agreement, including its existence or its terms, provided that a Party is not required to obtain prior written consent of the other Party for press releases or public disclosures that repeat information that has been previously publicly disclosed. Notwithstanding any of the foregoing, if required by Law, including without limitation by the U.S. Securities and Exchange Commission or any stock exchange or Nasdaq, then a Party may issue a press release or other public announcement regarding this Agreement, provided that the other Party has received prior written notice of such intended press release or public announcement and an opportunity to seek a protective order if practicable under the circumstances, and the Party subject to the requirement cooperates with the other Party to limit the disclosure and includes in such press release or public announcement only such information relating to this Agreement as is required by such Law to be publicly disclosed. Neither Party shall use the name or trademarks of the other Party without the express prior written consent of the other Party.

12.12 Headings; Interpretation; Miscellaneous. Sections, titles and headings in this Agreement are for convenience only and are not intended to affect the meaning or interpretation hereof. This Agreement has been negotiated in the English language and only the English language version shall control. Whenever required by the context, the singular term shall include the plural, the plural term shall include the singular, and the gender of any pronoun shall include all genders. As used in this Agreement except as the context may otherwise require, the words “include”, “includes”, “including”, and “such as” are deemed to be followed by “without limitation”, whether or not they are in fact followed by such words or words of like import, and “will” and “shall” are used synonymously. Except as expressly stated, any reference to “days” shall be to calendar days, and “business day” shall mean all days other than Saturdays, Sundays or a national or local holiday recognized in the United States, and any reference to “calendar month” shall be to the month and not a 30 day period, and any reference to “calendar quarter” shall mean the first 3 calendar months of the year, the 4-6th calendar months of the year, the 7-9th calendar months of the year, and the last 3 calendar months of the year. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on, or any notice is deemed to be given on a Saturday, Sunday, or national holiday, the Party having such privilege or duty shall have until 5:00 pm PST on the next succeeding business day to exercise such privilege or to discharge such duty or the Party giving notice shall be deemed to have given notice on the next succeeding business day. It is further agreed that no usage of trade, course of performance, or other regular practice between the Parties hereto shall be used to interpret or alter the terms and conditions of this Agreement, including without limitation, the scope of use rights for each unit of Supplied Product supplied under this Agreement. Ambiguities, if any, in this Agreement shall not be construed against any particular Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

12.13 Counterparts. This Agreement may be executed by electronic signature and in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

12.14 Costs. Except as expressly provided in this Agreement, each Party shall pay its own costs incurred in connection with the negotiation, preparation, and execution of this Agreement any documents referred to in it.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives.

Customer:		Illumina:

By:	/s/ Jim Rogers	By:	/s/ Nicole Berry
Name: Jim Rogers		Name: Nicole Berry
Title: CFO		Title: SVP and GM, Americas
Date: 29-Jun-2021		Date: 24-Jun-2021
/s/ AP 25-Jun-2021 Tempus Labs, Inc.		REVIEWED BY LEGAL Initials: HC Date: 6/21/2021 Illumnia

EXHIBIT A – Part 1 of 2

Illumina Hardware

The following tables list the Hardware subject to purchase under this Agreement. Any additional Hardware offered for sale pursuant to the list included in Exhibit B to this Agreement will be automatically added to this list and shall be subject to the terms under this Agreement; provided, however, with respect to any products not expressly set forth in the first table of this Exhibit A – Part 1 of 2, [***] and otherwise subject to the terms under this Agreement. [***].

Table 1: The following table lists the Hardware subject to purchase under this Agreement:

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EXHIBIT A – Part 2 of 2

The following tables lists the Consumables subject to purchase under this Agreement [***].

[***]

First Quote. Illumina will provide Customer a quotation referencing this Agreement and specifying [***] for each Consumable the Customer may purchase until [***] (“First Quote”). The First Quote and [***] shall commence on the Effective Date and expires on [***] (“First Quote Period”). All Purchase Orders placed during the First Quote Period must reference the First Quote and this Agreement to be valid. Any Purchase Orders which reference the First Quote, but are not received by Illumina until after the expiry of the First Quote Period will be invalid and may not be accepted by Illumina; however, if Illumina does accept such Purchase Order, it will fill the same in accordance with this Agreement.

[***] Quotes and Purchase Orders for Consumables. No later than [***] of this Agreement, Illumina will issue a quotation referencing this Agreement and specifying [***] for each Consumable (the “[***] Quote”) for [***]. Each [***] Quote and [***] found therein expires on [***] and sets forth [***] that will be used on all Purchase Orders that are provided by Customer prior to the end of such [***]. The Purchase Orders placed against each [***] Quote must reference the [***] Quote together with the [***] Quote Period and this Agreement to be valid. Any Purchase Orders which reference an [***] Quote, but are not received by Illumina until after the expiry of the relevant [***] Quote Period will be invalid and may not be accepted by Illumina; however, if Illumina does accept such Purchase Order, it will fill the same in accordance with this Agreement. For clarity, if Illumina fails to timely issue any [***] Quote, then the prior [***] Quote shall remain in effect until such subsequent [***] Quote is so issued.

Schedule 1

Collection Territory

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Appendix A

1. DEFINITIONS

“Certain Sequencing Consumables” means those consumables intended by Illumina to be used to perform a sequencing process on Illumina’s NextSeq, NextSeqDx and NovaSeq instruments and any future sequencing hardware launched by Illumina or its Affiliates, and includes core consumables that are (i) commercialized or otherwise made available by Illumina to customers or Affiliates of Illumina and (ii) intended by Illumina to be used to perform a sequencing process on any such system. Sequencing Consumables do not include products that were at the “end of life” or “end of sale” or were announced (before January 1, 2021) to customers as a planned “end of life” or “end of sale”. Sequencing Consumables are limited to products that are shipped to and used in the United States.

“Certain Supplied Product(s)” means Illumina’s NextSeq, NextSeqDx and NovaSeq instruments, and any future sequencing instruments launched by Illumina or its Affiliates, or Certain Sequencing Consumables, that are purchased by Customer for any Customer Use pursuant to the Supply Agreement. Certain Supplied Products do not include products that were at the “end of life” or “end of sale” or were announced (before January 1, 2021) to customers as a planned “end of life” or “end of sale”. Certain Supplied Products are limited to products that are shipped to and used in the United States.

“Equivalent” means, with respect to the comparison of Customer to another customer, that [***].

“Pre-Release Sequencing Product” means Illumina sequencing hardware or Certain Sequencing Consumables that are not available for purchase in Illumina’s product catalogue. Such sequencing hardware or Certain Sequencing Consumables shall include any re-designed or modified products made available to any For-Profit Entity or to GRAIL that optimize, in any material respect, a product’s interoperability, capabilities, or performance.

“Sequencing Products Company” means a third party engaged in the manufacture, distribution, or sale of sequencing platform products that are made available by such third party to end user customers for commercial purposes.

“Short Term Project” means a project or circumstance giving rise to a discrete purchase of Certain Sequencing Consumables outside of ongoing ordinary course of purchases made by a For-Profit Entity. The duration of a Short Term Project is no more than two years.

[***]

2. TERM

The terms included in Appendix A to this Agreement shall not be effective unless and until the Transaction closes, regardless of the date of signing. Once the Transaction closes, the terms in Appendix A shall be effective for twelve (12) years from the closing of the Transaction (the “Appendix A Term”), without the option to renew.

3. ACCESS TO CERTAIN SUPPLIED PRODUCTS

a. Access to Services. Customer shall have access to the same product services and support services for purchase relating to the Certain Supplied Products to which GRAIL or any For-Profit Entity has access, or which Customer had access before the Transaction.

b. Access to Certain Supplied Products. Customer shall have access to the Certain Supplied Products for purchase that GRAIL or any For-Profit Entity has access within [***] days of when GRAIL or such For-Profit Entity, as applicable, is offered such access (if not earlier) for purchase.

c. Access to Pre-Release Sequencing Products. Customer shall have access for purchase to any Pre-Release Sequencing Product to which GRAIL or any For-Profit Entity is offered access within [***] days of when GRAIL or such For-Profit Entity, as applicable, is offered such access (if not earlier), and for the same categories of uses, specifically: (i) feedback to Illumina for development of NGS products, including through alpha or beta testing; (ii) for clinical trials; (iii) for clinical validation; (iv) for pre-commercial test development not relating to clinical trials; or (v) for a commercialized product. Customer’s purchase of any Pre-Release Sequencing Product is subject to the pricing terms in Section 4 in this Appendix A. This provision does not apply to Pre-Release Sequencing Products that are developed by Illumina for a specific For-Profit Entity pursuant to a development agreement under Section 3.d with such For-Profit Entity.

d. Development Agreement. Illumina shall enter into, upon Customer request, a separate development agreement with Customer on commercially reasonable terms, relating to the design or modification of any Certain Supplied Product, in a manner that optimizes interoperability with Customer’s tests, including, without limitation, capabilities, performance, speed, efficiency, cost, convenience, accuracy, specificity, precision, ease of use and user experience.

e. No Obsolescence. Illumina shall not discontinue any Certain Supplied Product so long as Customer continues to purchase that Certain Supplied Product. Illumina may discontinue a Certain Supplied Product that Customer has not purchased in more than one year.

4. [***]

a. [***]

b. No [***]. [***]. To the extent Illumina’s costs of goods sold for a Certain Supplied Product materially increase due to factors beyond Illumina’s control, then [***].

c. New Product [***]. To the extent that Illumina launches a new version of any Certain Supplied Product (e.g., a sequencing instrument of similar throughput, or a Sequencing Consumable of the same sequencing read length and similar number of sequencing reads per flow cell), [***]. By way of example, [***]. To the extent Illumina’s costs of goods sold for a Certain Supplied Product materially increase due to factors beyond Illumina’s control, [***].

d. [***]

e. GRAIL. [***].

f. Notification [***]. In the event that Sections 4.d or 4.e are triggered, Illumina will notify Customer promptly, [***].

g. Short Term Projects. Customer shall have access to Short Term Project [***].

5. PURCHASE ORDERS

This Agreement is not contingent on any purchase commitments by Customer, nor does it affect Customer’s existing unilateral right to terminate its supply relationship with Illumina at any time and for any reason.

6. CONFIDENTIAL INFORMATION

a. Confidentiality. To the extent that Illumina may have access to confidential information (“Confidential Information”) of Customer in connection with this Agreement or the provision of Certain Supplied Products by Illumina to Customer, Illumina shall in no event share such Confidential Information of Customer with GRAIL or any subsidiary of GRAIL, or any employees who work within GRAIL. Any Confidential Information received shall be used by Illumina only (i) to perform Illumina’s product supply obligations, service or obligations under any agreement to Customer, or (ii) for performance of general business practices by non-technical functions (e.g., accounting, customer service) within Illumina, which functions shall have access to such information only on a need-to-know basis, and Illumina shall not use such Confidential Information for any other purpose, expressly including without limitation, for any of its own or Affiliates’ internal purposes. All employees who may receive Confidential Information will be advised of these confidentiality obligations and use restrictions. Illumina shall continue its practice of maintaining all Confidential Information of Customer confidential as to any other entity.

b. GRAIL Firewall. In addition to the GRAIL Firewall already established, upon written request from Customer, which request shall be made not more than once per quarter, Illumina shall provide a written certification signed by an executive officer of Illumina that Illumina is in compliance with its firewalling obligation described in the preceding sentence. In addition, Illumina will promptly notify Tempus upon becoming aware that the firewall is breached such that GRAIL personnel (and any Illumina personnel carrying out activities with respect to the GRAIL business or products) access and use Confidential Information.

7. TERMINATION

Customer has a unilateral right to terminate its supply relationship with Illumina at any time and for any reason without termination liability upon ninety (90) days’ prior written notice to Illumina, provided, however, that Customer shall honor all invoices, which invoices shall be issued upon shipment, for Certain Supplied Products ordered under a Purchase Order that was accepted by Illumina prior to the termination date. Illumina cannot terminate this Agreement for convenience during the Appendix A Term. If either party materially breaches this Agreement and fails to cure such breach within 60 days after receiving written notice of the breach, the non-breaching party shall have the right to terminate this Agreement by providing written notice to the other party; provided, however, that if such breach is curable, but not reasonably curable within such 60-day period, and the breaching Party is using commercially reasonable efforts to cure the breach, then such cure period will be extended to not longer than 180 days.

8. ENFORCEMENT

a. Audit. Illumina agrees to conduct an annual audit by an independent third-party auditor selected by Illumina from among the “Big 4” accounting firms to audit Illumina’s compliance with the commitments set forth herein in Appendix A. Illumina will provide Customers with a written report (with reasonable redactions) confirming compliance with the commitments set forth herein in Appendix A. Illumina shall provide cooperation, including access to necessary books and records, in support of any audit conducted. To the extent Customer has a good faith basis for alleging that Illumina is in breach of a commitment contained herein, Illumina shall engage an auditor to assess Customer’s allegation separate from and in addition to Illumina’s annual audit.

b. Arbitration. If any dispute arises from or relates to this Agreement, including as a result of a dispute over terms in a separate agreement that incorporates the terms herein (the “Dispute”), other than claims involving infringement, validity, or enforceability of Intellectual Property Rights (whether Illumina’s or Customer’s), or about the scope of Intellectual Property Rights in an agreement, Illumina and Customer (each a “party” and together the “parties”) shall submit the matter to confidential binding arbitration to determine final terms and conditions of the supply agreement, or to settle the dispute as to the terms of a supply agreement.

i. Prior to submitting any matter to arbitration, Illumina and Customer shall each designate a contact having the proper authorization to resolve the Dispute in a final and binding fashion, who shall meet in person or by telephone for a period of thirty (30) days (or such other period of time as Illumina and the Customer shall mutually agree) in an attempt to resolve the Dispute in good faith.

ii. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules of the AAA and as otherwise described in this Section 12.b.

iii. The location of the arbitration proceeding will be mutually agreed by the parties. In the event there is no agreement as to location, the arbitration proceeding will take place in New York City, NY.

iv. Within five business days of the commencement of an arbitration, Customer and Illumina each shall furnish a legally binding writing to the other committing to maintain the confidentiality of the arbitration and of any written statement and discovery materials exchanged during the arbitration, and to limit the use of any such materials to the arbitration.

v. The Arbitrator shall be appointed in accordance with the applicable Rules. The fees and costs of the Arbitrator and the AAA shall be shared equally (50%/50%) by the parties; however, the Arbitrator shall be permitted to award fees and costs to the prevailing party in proportion to the overall award from the arbitration.

vi. Within twenty (20) days after the designation of the Arbitrator, the parties shall each simultaneously submit to the Arbitrator and one another a written statement of their respective positions on such Dispute. Each party shall have fifteen (15) days from receipt of the other party’s submission to submit a written response thereto. The Arbitrator shall have the right to meet with the parties, either alone or together, as necessary to make a determination. Further, the Arbitrator shall have the right to request information and materials and to require and facilitate discovery as it shall determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective determinations. In reaching a decision, the Arbitrator may consider only documents exchanged in discovery between the parties, testimony explaining the documents and the parties’ written statements and other materials submitted and arguments made by counsel.

vii. No later than thirty (30) days after the parties each submit their written statements to the Arbitrator, or as otherwise agreed by the parties, the Arbitrator shall make a determination and provide the parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Arbitrator shall be final, binding and conclusive, absent manifest error; judgment on the award may be entered in any court having jurisdiction. Neither party may disclose the existence, content, or results of any arbitration without the prior written consent of both parties, unless required by law or as needed to enforce the award.

c. Choice of Law. This Supply Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts-of-law principles thereof.

d. Assignment. This Agreement may not be assigned by either Party except with the prior written consent of the other Party. Notwithstanding anything to the contrary, either Party (the “Transferring Party”) may, without the consent of the other Party, assign or otherwise transfer this Agreement: (i) to an Affiliate of the Transferring Party or (ii) in connection with a change of control involving the Transferring Party.

Exhibit B

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Exhibit C—IVD Test Kit Agreement Terms

[***]